Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-209584) of InfraREIT, Inc.,
(2)	Registration Statement (Form S-3 No. 333-209898) of InfraREIT, Inc., and
(3)	Registration Statement (Form S-8 No. 333-208383) pertaining to the 2015 Equity Incentive Plan of InfraREIT, Inc.;

of our reports dated March 5, 2018, with respect to the consolidated financial statements and schedule of InfraREIT, Inc. and the effectiveness of internal control over financial reporting of InfraREIT, Inc. included in this Annual Report (Form 10-K) of InfraREIT, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Dallas, Texas

March 5, 2018